Exhibit 99.1

Moving iMage Technologies Announces Second Quarter Fiscal 2023 Results

Revenue growth of 42% to $4.8 million

Operating loss decreased by 79%; Achieved break-even EPS

Fountain Valley, CA – February 14, 2023: Moving iMage Technologies, Inc. (NYSE AMERICAN: MITQ), (“MiT”), a leading digital cinema technology company, today announced results for its second fiscal quarter ended December 31, 2022.

“We continued to see momentum during our second fiscal quarter with strong revenue growth, improved margins and profits,” said Phil Rafnson, chairman and chief executive officer. “The second quarter is typically our seasonally slowest due to the holidays, but we benefited from the acquisition of our ADA product line and discreet technology orders.”

Fiscal Second Quarter 2023 Highlights (versus fiscal 2Q22)

•	Revenue increased 41.6% to $4.8 million compared to $3.4 million;

•	Gross profit increased 46.4% to $1.3 million compared to $0.9 million, and gross margin expanded by 90 basis points to 27.1%;

•	Operating loss decreased 78.5% to ($0.1) million compared to ($0.6) million;

•	Net income and diluted EPS of $0.0 million and $0.00 compared to a net loss and a loss per share of ($0.6) million and ($0.06), respectively.

Select Financial Metrics: Fiscal 2023 versus Fiscal 2022 as of 12/31/2022*

(in millions, except for Loss per Share and percentages)	2Q23	2Q22	Change	YTD 2Q23	YTD 2Q22	Change
Total Revenue	$4.8	$3.4	41.6%	$10.7	$6.9	55.2%
Gross Profit	$1.3	$0.9	46.4%	$2.9	$1.6	77.4%
Gross Margin	27.1%	26.2%		26.8%	23.5%
Operating Income (Loss)	$(0.1)	$(0.6)	78.5%	$(0.1)	$(1.2)	92.4%
Operating Margin	-2.8%	-18.8%		-0.8%	-17.1%
Net Income (Loss)	$0.0	$(0.6)	nm	$(0.0)	$(1.2)	96.0%
Diluted Earnings (Loss) Per Share	$0.00	$(0.06)	nm	$(0.00)	$(0.12)	99.2%

nm = not measurable/meaningful; *may not add up due to rounding

Trended Financials*

(in millions, except for Loss per Share and percentages)	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	FY21	FY22	FY23 (YTD)
Total Revenue	$3.5	$3.4	$5.8	$5.6	$5.9	$4.8	$8.5	$18.4	$10.7
Gross Profit	$0.7	$0.9	$1.4	$1.5	$1.5	$1.3	$2.0	$4.5	$2.9
Gross Margin	20.8%	26.2%	23.4%	26.2%	25.7%	27.1%	23.6%	24.3%	26.8%
Operating Loss	$(0.5)	$(0.6)	$(0.1)	$(0.5)	$(0.0)	$(0.1)	$(1.5)	$(1.8)	$(0.1)
Operating Margin	-15.5%	-18.8%	-2.2%	-8.0%	-0.1%	-2.8%	-17.6%	-9.6%	-0.8%
Net Income (Loss)	$(0.6)	$(0.6)	$0.6	$(0.7)	$(0.1)	$0.0	$(1.6)	$(1.3)	$(0.0)
Diluted Income (Loss) Per Share	$(0.06)	$(0.06)	$0.06	$(0.07)	$(0.01)	$0.00	$(0.23)	$(0.13)	$(0.00)

nm = not measurable/meaningful; *may not add up due to rounding

MOVING IMAGE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands except share and per share amounts)

	December 31,	June 30,
	2022	2022
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$1,575	$2,340
Marketable securities	4,421	4,363
Accounts receivable, net	1,419	1,762
Inventories	4,727	4,033
Prepaid expenses and other	267	864
Total Current Assets	12,409	13,362
Marketable securities	319	325
Right-of-use asset	543	--
Property, plant and equipment, net	23	22
Intangibles, net	791	839
Goodwill	287	287
Other assets	16	16
Total Assets	$14,388	$14,851

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$1,627	$1,583
Accrued expenses	377	655
Customer deposits	2,245	3,158
Lease liability-current	265	--
Unearned warranty revenue	59	18
Total Current Liabilities	4,573	5,414

Long-Term Liabilities:
Lease liability-non-current	296	--
Deferred rent	--	22
Total Long-Term Liabilities	296	22
Total Liabilities	4,869	5,436
Stockholders’ Equity
Common stock, $0.00001 par value, 100,000,000 shares authorized, 10,958,398 and 10,828,398 shares issued and outstanding at December 31, 2022 and June 30, 2022, respectively	—	—
Additional paid-in capital	12,653	12,500
Accumulated deficit	(3,134)	(3,085)
Total Stockholders’ Equity	9,519	9,415
Total Liabilities and Stockholders’ Equity	$14,388	$14,851

MOVING IMAGE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except share and per share amounts)
(unaudited)

	Three Months	Three Months
	Ended	Ended	Six Months Ended	Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2022	2021	2022	2021
Net sales	$4,843	$3,419	$10,695	$6,893
Cost of goods sold	3,531	2,523	7,824	5,275
Gross profit	1,312	896	2,871	1,618

Operating expenses:
Research and development	61	65	127	119
Selling and marketing	556	571	1,166	1,115
General and administrative	833	902	1,668	1,565
Total operating expenses	1,450	1,538	2,961	2,799
Operating income (loss)	(138)	(642)	(90)	(1,181)
Other (income) expenses:
Unrealized (gain) loss on investments	(11)	—	129	—
Realized (gain) loss on investments	(156)	—	(133)	—
Interest and other income	(17)	—	(37)	—
Interest expense	—	2	—	40
Total other (income) expense	(184)	2	(41)	40
Net income (loss)	$46	$(644)	$(49)	$(1,221)

Weighted average shares outstanding: basic and diluted	10,958,398	10,636,278	10.943,561	10,445,482
Net loss per common share basic and diluted	$0.00	$(0. 06)	$0.00	$(0. 12)

MOVING IMAGE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended	Six Months Ended
	December 31,	December 31,
	2022	2021
Cash flows from operating activities:

Net loss	$(49)	$(1,221)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for (reversal of) doubtful accounts	(17)	(40)
Depreciation expense	3	13
Amortization expense	48	48
Unrealized loss on investments	(129)	—
Realized gain on investments	133	—
Cash expended in excess of rent expense	(4)	—
Stock compensation expense	—	118
Changes in operating assets and liabilities
Accounts receivable	360	(164)
Inventories	(694)	(1,964)
Prepaid expenses and other	597	(653)
Accounts payable	44	(703)
Accrued expenses	(125)	(302)
Unearned warranty revenue	41	(2)
Customer deposits	(913)	2,025
Net cash used in operating activities	(705)	(2,845)
Cash flows from investing activities
Sales of marketable securities	4,088	—
Purchase of marketable securities	(4,144)	—
Purchases of property, plant and equipment	(4)	(2)
Net cash used in investing activities	(60)	(2)
Cash flows from financing activities
Net Proceeds from initial public offering	—	12,360
Payments on line of credit	—	(590)
Payments on notes payable	—	(1,241)
Net cash provided by financing activities	—	10,529
Net increase (decrease) in cash and cash equivalents	(765)	7,682
Cash and cash equivalents, beginning of the period	2,340	1,270
Cash and cash equivalents, end of the period	$1,575	$8,952
Non-cash investing and financing activities:

Reclassification of IPO related costs from other assets to equity	$—	$1,116
Accrued expenses settled by issuance of common stock	$153	$—
Right-of-use asset recorded upon adoption of ASC 842	$681	$—
Cash paid during the period:
Interest	$—	$38
Income taxes	$—	$—

Fiscal 2023 Commentary and Guidance

	Fiscal 2023 Guidance	Fiscal 2022 Actuals	Change
Revenue	$22.5 - $23.5 Million	$18.4 Million	23 - 28%
Diluted EPS	$0.04 - $0.06	($0.13)	$0.17 - 0.19
Diluted Shares Outstanding	10.9 million	10.6 million	0.3 million

“Our results for the first six. months of the year were strong, and we are well positioned to deliver strong year over year growth and margin improvement in fiscal 2023. While we are still evaluating the forecast for two of our newer product lines, which have the potential to deliver upside to our guidance.

“With respect to these two new product lines specifically, our partner SNDBX has a strong pipeline of potential customers, and we expect to receive additional orders for our MovEsports mobile cart system as they sign up more amateur, local Esports leagues and theaters to host these leagues across the country. Additionally, in January, we became the exclusive global distributor into cinema for LEA Professional and its line of smart power amplifiers. We are still assessing the potential sales opportunities for the remainder of the year for these products and have not included any potential financial impact in our guidance.” concluded Rafnson.

Earnings Conference Call and Webcast Information

Management will host a conference call and audio webcast to review the Company’s results and forward expectations at 11:00 a.m Eastern Time. Investors can submit questions ahead of time to brian@haydenir.com or ask questions through the webcast portal in real-time.

Dial-in and Webcast Information

Date/Time: Tuesday, February 14, 2023, 11:00 a.m. ET

Toll-Free: 1-877-407-4018
Toll/International: 1-201-689-8471

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1597941&tp_key=ef82d2e391

Telephone Replay

Replay Dial-In: 1-844-512-2921 or 1-412-317-6671
Replay Expiration: Tuesday, February 28, 2023 at 11:59 PM ET
Access ID: 13736361
Telephone Replays will be made available approximately 3 hours after conference end time.

About Moving iMage Technologies

Moving iMage Technologies is a leading manufacturer and integrator of purpose-built technology solutions and equipment to support a wide variety of entertainment applications, with a focus on motion picture exhibitions, sports venues and eSports. MiT offers a wide range of products and services, including custom engineering, systems design, integration and installation, enterprise software solution, digital cinema, A/V integration, as well as customized solutions for emerging entertainment technology. MiT’s Caddy Products division designs and sells proprietary cup-holder and other seating-based products and lighting systems for theaters and stadiums.  For more information, visit www.movingimagetech.com.

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA

Senior Managing Director, Hayden IR

(346) 396-8696

Brian@haydenir.com